Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-198323) on Form S-3 and (Nos. 333-200676 and 333-197570) on Form S-8 of our report dated February 27, 2015, relating to the financial statements and financial statement schedule of LendingClub Corporation, appearing in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

San Francisco, California

February 27, 2015